EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,501	$—	$—	$2,501
Finance revenues	—	63	(26)	37
Sales and revenues, net	2,501	63	(26)	2,538
Costs of products sold	2,172	—	—	2,172
Restructuring charges	13	—	—	13
Asset impairment charges	7	—	—	7
Selling, general and administrative expenses	196	24	—	220
Engineering and product development costs	71	—	—	71
Interest expense	59	19	(3)	75
Other (income) expense, net	23	(6)	(23)	(6)
Total costs and expenses	2,541	37	(26)	2,552
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(37)	26	—	(11)
Equity income (loss) from financial services operations	19	—	(19)	—
Income (loss) from continuing operations before income taxes	(18)	26	(19)	(11)
Income tax expense	(5)	(7)	—	(12)
Income (loss) from continuing operations	(23)	19	(19)	(23)
Income from discontinued operations, net of tax	2	—	—	2
Net income (loss)	(21)	19	(19)	(21)
Less: Income attributable to non-controlling interests	7	—	—	7
Net income (loss) attributable to Navistar International Corporation	$(28)	$19	$(19)	$(28)

	For the Nine Months Ended July 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,544	$—	$—	$7,544
Finance revenues	—	183	(75)	108
Sales and revenues, net	7,544	183	(75)	7,652
Costs of products sold	6,577	—	—	6,577
Restructuring charges	22	—	—	22
Asset impairment charges	15	—	—	15
Selling, general and administrative expenses	635	71	(2)	704
Engineering and product development costs	226	—	—	226
Interest expense	179	57	(9)	227
Other (income) expense, net	44	(17)	(64)	(37)
Total costs and expenses	7,698	111	(75)	7,734
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(148)	72	—	(76)
Equity income (loss) from financial services operations	49	—	(49)	—
Income (loss) from continuing operations before income taxes	(99)	72	(49)	(76)
Income tax expense	(14)	(23)	—	(37)
Income (loss) from continuing operations	(113)	49	(49)	(113)
Income from discontinued operations, net of tax	2	—	—	2
Net income (loss)	(111)	49	(49)	(111)
Less: Income attributable to non-controlling interests	23	—	—	23
Net income (loss) attributable to Navistar International Corporation	$(134)	$49	$(49)	$(134)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,806	$—	$—	$2,806
Finance revenues	—	60	(22)	38
Sales and revenues, net	2,806	60	(22)	2,844
Costs of products sold	2,417	—	—	2,417
Restructuring charges	16	—	—	16
Asset impairment charges	4	—	—	4
Selling, general and administrative expenses	217	25	(1)	241
Engineering and product development costs	80	—	—	80
Interest expense	60	18	—	78
Other (income) expense, net	17	(7)	(21)	(11)
Total costs and expenses	2,811	36	(22)	2,825
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(3)	24	—	21
Equity income (loss) from financial services operations	15	—	(15)	—
Income (loss) from continuing operations before income taxes	12	24	(15)	21
Income tax expense	(5)	(9)	—	(14)
Income (loss) from continuing operations	7	15	(15)	7
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	8	15	(15)	8
Less: Income attributable to non-controlling interests	10	—	—	10
Net income (loss) attributable to Navistar International Corporation	$(2)	$15	$(15)	$(2)

	For the Nine Months Ended July 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,683	$—	$—	$7,683
Finance revenues	—	172	(57)	115
Sales and revenues, net	7,683	172	(57)	7,798
Costs of products sold	6,899	—	—	6,899
Restructuring charges	26	1	—	27
Asset impairment charges	172	1	—	173
Selling, general and administrative expenses	649	71	(3)	717
Engineering and product development costs	253	—	—	253
Interest expense	182	52	—	234
Other (income) expense, net	73	(24)	(54)	(5)
Total costs and expenses	8,254	101	(57)	8,298
Equity in income of non-consolidated affiliates	5	—	—	5
Income (loss) before equity income from financial services operations and income taxes	(566)	71	—	(495)
Equity income (loss) from financial services operations	45	—	(45)	—
Income (loss) from continuing operations before income taxes	(521)	71	(45)	(495)
Income tax benefit (expense)	1	(26)	—	(25)
Income (loss) from continuing operations	(520)	45	(45)	(520)
Income from discontinued operations, net of tax	3	—	—	3
Net income (loss)	(517)	45	(45)	(517)
Less: Income attributable to non-controlling interests	30	—	—	30
Net income (loss) attributable to Navistar International Corporation	$(547)	$45	$(45)	$(547)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$507	$40	$—	$547
Marketable securities	268	25	—	293
Restricted cash	21	336	—	357
Finance and other receivables, net	444	2,488	(538)	2,394
Inventories	1,188	11	—	1,199
Goodwill	38	—	—	38
Property and equipment, net	1,112	263	—	1,375
Investments in and advances to financial services operations	618	—	(618)	—
Investments in non-consolidated affiliates	71	—	—	71
Deferred taxes, net	156	7	—	163
Other assets	309	23	—	332
Total assets	$4,732	$3,193	$(1,156)	$6,769
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,822	$42	$(538)	$1,326
Debt	2,888	2,398	—	5,286
Postretirement benefits liabilities	2,840	—	—	2,840
Other liabilities	1,991	135	—	2,126
Total liabilities	9,541	2,575	(538)	11,578
Redeemable equity securities	1	—	—	1
Stockholders' equity attributable to non-controlling interest	7	—	—	7
Stockholders' equity (deficit) attributable to controlling interest	(4,817)	618	(618)	(4,817)
Total liabilities and stockholders' equity (deficit)	$4,732	$3,193	$(1,156)	$6,769

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$440	$57	$—	$497
Marketable securities	578	27	—	605
Restricted cash	22	149	—	171
Finance and other receivables, net (A)	579	2,650	(613)	2,616
Inventories	1,303	16	—	1,319
Goodwill	38	—	—	38
Property and equipment, net	1,294	268	—	1,562
Investments in and advances to financial services operations (A)	722	—	(722)	—
Investments in non-consolidated affiliates	73	—	—	73
Deferred taxes, net	199	1	—	200
Other assets	335	27	—	362
Total assets	$5,583	$3,195	$(1,335)	$7,443
Liabilities and stockholders' equity (deficit)
Accounts payable (A)	$2,144	$33	$(613)	$1,564
Debt	2,958	2,266	—	5,224
Postretirement benefits liabilities (A)	2,956	—	—	2,956
Other liabilities	2,143	174	—	2,317
Total liabilities	10,201	2,473	(613)	12,061
Redeemable equity securities	2	—	—	2
Stockholders' equity attributable to non-controlling interest	34	—	—	34
Stockholders' equity (deficit) attributable to controlling interest (A)	(4,654)	722	(722)	(4,654)
Total liabilities and stockholders' equity (deficit)	$5,583	$3,195	$(1,335)	$7,443
_________________________

(A)
During the third quarter of 2015, it was determined that multiemployer plan accounting should have been applied in recording postretirement benefits related to our Financial Services segment, which provides that assets and liabilities of a plan are recorded only on the parent company and that periodic contributions to the plan made by the participating subsidiary are charged to expense for the purposes of the subsidiary's financial statements. As a result, we have reclassified $40 million of postretirement benefits, and related other assets and liabilities, between Financial Services Operations and Manufacturing Operations. This reclassification did not impact the consolidated financial position for the year-ended October 31, 2014.

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments		Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(111)	$49	$(49)		$(111)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	163	2	—		165
Depreciation of equipment leased to others	20	36	—		56
Amortization of debt issuance costs and discount	18	10	—		28
Deferred income taxes	(9)	—	—		(9)
Asset impairment charges	11	4	—		15
Equity in loss of non-consolidated affiliates	(6)	—	—		(6)
Equity in income of financial services affiliates	(49)	—	49		—
Dividends from financial services operations	125	—	(125)		—
Dividends from non-consolidated affiliates	8	—	—		8
Change in intercompany receivables and payables	(120)	120	—		—
Other, net	(15)	(145)	—		(160)
Net cash provided by (used in) operating activities	35	76	(125)		(14)
Cash flows from investing activities
Purchases of marketable securities	(515)	—	—		(515)
Sales of marketable securities	763	1	—		764
Maturities of marketable securities	63	—	—		63
Net change in restricted cash and cash equivalents	2	(194)	—		(192)
Capital expenditures	(70)	(2)	—		(72)
Purchase of equipment leased to others	3	(61)	—		(58)
Acquisition of intangibles	(4)	—	—	—	(4)
Other investing activities	15	4	—		19
Net cash provided by (used in) investing activities	257	(252)	—		5
Net cash provided by (used in) financing activities	(177)	138	125		86
Effect of exchange rate changes on cash and cash equivalents	(48)	21	—		(27)
Increase (decrease) in cash and cash equivalents	67	(17)	—		50
Cash and cash equivalents at beginning of the period	440	57	—		497
Cash and cash equivalents at end of the period	$507	$40	$—		$547

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(517)	$45	$(45)	$(517)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	176	1	—	177
Depreciation of equipment leased to others	47	32	—	79
Amortization of debt issuance costs and discount	30	8	—	38
Deferred income taxes	(4)	—	—	(4)
Asset impairment charges	172	1	—	173
Equity in loss of non-consolidated affiliates	(5)	—	—	(5)
Equity in income of financial services operations	(45)	—	45	—
Dividends from financial services operations	30	—	(30)	—
Dividends from non-consolidated affiliates	9	—	—	9
Change in intercompany receivables and payables	73	(73)	—	—
Other, net	(230)	(64)	—	(294)
Net cash used in operating activities	(264)	(50)	(30)	(344)
Cash flows from investing activities
Purchases of marketable securities	(1,207)	(3)	—	(1,210)
Sales of marketable securities	1,092	—	—	1,092
Maturities of marketable securities	330	—	—	330
Net change in restricted cash and cash equivalents	5	(35)	—	(30)
Capital expenditures	(56)	(1)	—	(57)
Purchase of equipment leased to others	(66)	(91)	—	(157)
Other investing activities	34	12	—	46
Net cash provided by (used in) investing activities	132	(118)	—	14
Net cash provided by (used in) financing activities	(71)	175	30	134
Effect of exchange rate changes on cash and cash equivalents	(7)	(5)	—	(12)
Increase (decrease) in cash and cash equivalents	(210)	2	—	(208)
Cash and cash equivalents at beginning of the period	727	28	—	755
Cash and cash equivalents at end of the period	$517	$30	$—	$547